Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Smart Share Global Limited of our report dated March 12, 2021 relating to the financial statements, which appears in Smart Share Global Limited’s Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-254228).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

June 22, 2021